Filed Pursuant to Rule 424(b)(3)

Registration No. 333-269409

PROSPECTUS

Addentax Group Corp.

57,520,505 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 57,520,505 shares of our common stock, par value $0.001 per share. Unless otherwise noted, all share numbers and warrant exercise prices presented in this prospectus give effect to our 1-for-10 reverse stock split, effective June 30, 2023, and applicable price-based anti-dilution adjustments and fractional shares were rounded up to the nearest whole share. These 57,520,505 shares of our common stock consist of:

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Up to 16,437,309 shares of common stock (the “PIPE Stock”), consisting of (i) 8,218,655 shares of common stock issuable upon the conversion of our senior secured convertible notes (the “Notes”) issued to the selling stockholders pursuant to the securities purchase agreement, dated as of January 4, 2023, by and between us and the selling stockholders (the “PIPE Securities Purchase Agreement”), and (ii) 8,218,654 additional shares of common stock that we are required to register pursuant to a registration rights agreement between us and certain selling stockholders obligating us to register 200% of the maximum number of shares of common stock issuable upon conversion of the Notes;

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Up to 41,013,196 shares of common stock (the “PIPE Warrant Stock”), consisting of (i) 20,506,598 shares of our common stock issuable upon the exercise of warrants (the “PIPE Warrants”) that were issued pursuant to the PIPE Securities Purchase Agreement, giving effect to applicable price-based anti-dilution adjustments, and (ii) 20,506,598 additional shares of common stock that we are required to register pursuant to a registration rights agreement between us and certain selling stockholders obligating us to register 200% of the maximum number of shares of common stock issuable upon exercise of the PIPE Warrants; and

●	Up to 70,000 shares of common stock (the “Placement Agent Warrant Stock”) issuable upon the exercise of placement agent warrants (the “Placement Agent Warrants”) that were issued to the placement agent pursuant to the PIPE placement agency agreement (the “PIPE Placement Agency Agreement”), dated as of January 4, 2023.

One of the Notes was redeemed in full in July 2023. The other Note was partially converted from time to time, resulting in the issuance of an aggregate of 7,685,177 shares of common stock, and matured on July 4, 2025. As of the date of this prospectus, the Notes are no longer outstanding or convertible. The PIPE Warrants and the Placement Agent Warrants (collectively, the “Warrants”) have not been exercised as of the date of this prospectus. Among other things, (i) the PIPE Warrants are exercisable for $0.98 per share of common stock, giving effect to applicable price-based anti-dilution adjustments and has a term of 5 years from the issuance date and (ii) the Placement Agent Warrant is exercisable for $12.50 per common stock and has a term of 5 years from the issuance date. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stock underlying the PIPE Warrants and the Placement Agent Warrants to the respective holder, the holder may, in their respective sole discretion, elect to exercise the PIPE Warrants and the Placement Agent Warrants through a cashless exercise, in which case the respective holder would receive upon such exercise the net number of common stock determined according to the respective formula set forth in the PIPE Warrant and the Placement Agent Warrant, as applicable. If the Company does not issue the common stock in a timely fashion, the PIPE Warrants and Placement Agent Warrants each contain certain damages provisions. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company’s common stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the PIPE Warrants and the Placement Agent Warrants with the same effect as if such successor entity had been named in the PIPE Warrants and the Placement Agent Warrants itself.

We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will receive proceeds from the exercise of the PIPE Warrants and Placement Agent Warrants, if such securities are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We will also incur expenses in connection with the registration of the shares of our common stock offered hereby

Our registration of the common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ATXG.” On January 6, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.3890 per share.

Throughout this prospectus, unless the context requires otherwise, all references to “Addentax” refer to Addentax Group Corp., a holding company and references to “we,” “us,” “our,” the “Registrant,” the “Company” or “our company” are to Addentax and/or its consolidated subsidiaries.

Our shares of common stock resold in this prospectus are shares of Addentax, our Nevada holding company, which has no material operations of its own and conducts substantially all of its operations through the operating companies established in the People’s Republic of China, or the PRC, primarily Shenzhen Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China. This is a resale of common stock of our Nevada holding company, instead of shares of our operating companies in China. Therefore, investors will not directly hold any equity interests in our Chinese operating companies. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless.

Additionally, as we conduct substantially all of our operations through the operating companies established in the PRC, we are subject to certain legal and operational risks associated with our business operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and we face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business. Therefore, these risks associated being based in or having substantially all of our operations through the operating companies established in China could cause the value of our securities to significantly decline or be worthless. Furthermore, these risks may result in a material change in our business operations or a complete hinderance of our ability to offer or continue to offer our securities to investors.

In recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, the business of our subsidiaries in the PRC is not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as of the date of this prospectus , we (including our Hong Kong subsidiary) are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor Pan-China Singapore PAC, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. As of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our shares of common stock to significantly decline or be worthless. See “Risk Factors - General Risks Associated with Business Operations in China” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC for risks associated with business operations in jurisdictions where our operating subsidiaries operate, and “Risk Factors - Risks Related to This Offering and our Common Stock” for risks associated with this offering in this registration statement on page 10.

As a holding company, our ability to pay dividends to our stockholders and to service any debt we may incur may depend upon dividends paid by our PRC Subsidiaries. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us through Yingxi Industrial Chain Investment Co., Ltd. (“Yingxi HK”), our intermediate holding subsidiary in Hong Kong, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. As of the date of this prospectus, we have had no transactions that involved the transfer of cash or assets throughout our corporate structure. The PRC Subsidiaries have not transferred cash or other assets to Addentax, including by way of dividends. However, to the extent cash in the business is in the PRC/Hong Kong or is in our PRC or Hong Kong subsidiaries, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on the ability of Addentax or Addentax’s subsidiaries to transfer cash. As a result, such funds may not be available to fund operations or for other use outside of the PRC or Hong Kong. Addentax does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity. We intend to retain most, if not all, of available funds and any future earnings after this offering to the development and growth of our business in China. As of the date of this prospectus, no transfers, dividends, or distributions have been made to our investors. Further, our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law. For a detailed description of how cash is transferred through our corporate structure, see “Prospectus Summary - Transfers of Cash to and from our Subsidiaries.”

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) determines that it cannot inspect or investigate completely our auditor. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. Our auditor, Pan-China Singapore PAC, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Pan-China Singapore PAC is based in Singapore and there are no limitations in Singapore on PCAOB inspections. Pan-China Singapore PAC is not headquartered in mainland China or Hong Kong and was not identified as a firm subject to the determinations announced by the PCAOB on December 16, 2021. Should the PCAOB be unable to fully conduct an inspection of our auditor’s work papers in China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities. On August 26, 2022, the PCAOB announced that it had signed the “Protocol” with the CSRC and the MOF, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol released by the U.S Securities and Exchanges Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022. It is possible that the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. The Holding Foreign Companies Accountable Act and related regulations currently previously did not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations. Furthermore, on June 22, 2021, the U.S. Senate passed AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting or the cessation of trading of our Common Stock, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance (“MOF”) of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB secures complete access to inspect, investigate audit firms based in mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. The Holding Foreign Companies Accountable Act and related regulations currently previously did not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations. See “Risk Factors - General Risks Associated with Business Operations in China - Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in the PRC. Our Common Stock may be delisted or prohibited from being traded over-the-counter under the HFCAA if the PCAOB is unable to inspect our audit documentation located in mainland China and, as such, you may be deprived of the benefits of such inspection which could result in limitations or restrictions to our access to the U.S. capital markets. The delisting or the cessation of trading of our Common Stock, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.”

Investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus, and the risk factors described in our periodic reports filed from time to time with the U.S. Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 10 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

The market data and certain other statistical information used throughout this prospectus is based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors. Some market and other data included herein, as well as the data of competitors as they relate to Addentax Group Corp., is also based on our good faith estimates.

Unless the context otherwise requires, all references in this prospectus to:

●	“Addentax” refer to Addentax Group Corp.;

●	“We,” “us,” “our,” the “Registrant”, the “Company,” or “our company” refer to Addentax and/or its consolidated subsidiaries;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“China,” “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Macau and Taiwan;

●	“Hong Kong” refers to refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China; and

●	all references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States.

The Company’s reporting currency is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of the Company’s operating subsidiaries is the Chinese Renminbi (“RMB”).

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

Our Business

Addentax is a Nevada holding company with no material operations of its own. We conduct substantially all of our operations through our operating companies established in the PRC, primarily YX, our wholly-owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China. Therefore, our investors will not directly hold any equity interests in our operating companies. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless. Our holding company, Addentax Group Corp., is listed on the Nasdaq Capital Market under the symbol of “ATXG.”

Our subsidiaries include (i) Yingxi Industrial Chain Group Co., Ltd., a Republic of Seychelles company; (ii) Yingxi Industrial Chain Investment Co., Ltd., a Hong Kong company (“Yingxi HK”); (iii) Yingxi Textile & Garments Co., Ltd., a PRC company; (iv) Shenzhen Yingxi Industrial Chain Services Co., Ltd., a PRC company (“YX”); (v) Dongguan Heng Sheng Wei Garments Co., Ltd., a PRC company (“HSW”); (vi) Dongguan Yushang Clothing Co., Ltd., a PRC company (“YS”); (vii) Shenzhen Yingxi Peng Fa Logistic Co., Ltd., a PRC company (“PF”); (viii) Shenzhen Xin Kuai Jie Transportation Co., Ltd., a PRC company (“XKJ”); and (ix) Shantou Yi Bai Yi Garment Co., Ltd., a PRC company (“YBY”).

Effective July 2025, Shenzhen Yingxi Industrial Chain Services Co., Ltd., previously known as Shenzhen Qianhai Yingxi Industrial Chain Services Co., Ltd., changed its name to Shenzhen Yingxi Industrial Chain Services Co., Ltd. due to a relocation of its registered address. The name change did not result in any material change to the subsidiary’s operations, financial position, or results. Effective August 2025, Yingxi Textile & Garments Co., Ltd, previously known as Qianhai Yingxi Textile & Garments Co., Ltd., changed its name to Yingxi Textile & Garments Co., Ltd. due to a relocation of its registered address. The name change did not result in any material change to the subsidiary’s operations, financial position, or results.

“PRC Subsidiaries” refers to, collectively, YX, HSW, YS, PF, XKJ and YBY.

“WFOE” refers to Yingxi Textile & Garments Co., Ltd. or “QYTG”, a wholly foreign-owned enterprise in China, which is indirectly wholly owned by Addentax Group Corp.

We classify our business into two main segments: garment manufacturing and logistics services. Prior to July 1, 2025, we also operated a property management and subleasing segment, which has been discontinued. Please see “—Discontinued Operations” below.

Our garment manufacturing business consists of sales made principally to wholesalers located in the PRC. We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines to ensure that we meet our high-quality control standards and delivery requirements for our customers. We conduct our garment manufacturing operations through a wholly-owned subsidiary, namely YS, which are located in Guangdong province, China. Prior to May 2025, we also conducted manufacturing operations through Dongguan Aotesi Garments Co., Ltd., a PRC company (“AOT”), which was then a wholly-owned subsidiary of our Company. In May 2025, the Company disposed of AOT to the management of AOT and AOT ceased to be a wholly-owned subsidiary of the Company. Prior to 2024, we also conducted manufacturing operations through HSW. HSW ceased operations since 2024, primarily due to adverse market conditions and business restructuring.

Our logistics business consists of delivery and courier services covering 44 cities in 10 provinces and 2 municipalities in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistic operations through two wholly-owned subsidiaries, namely XKJ and PF, which are located in Guangdong province, China.

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Discontinued Operations

Prior to July 1, 2025, the Company conducted a property management and subleasing business through Dongguan Hongxiang Commercial Co., Ltd. (“HX”), a then wholly owned subsidiary acquired in September 2023 and located in Guangdong Province, China. HX provided shop subleasing and property management services to garment wholesalers and retailers in the garment market. On July 1, 2025, the Company disposed of HX to its management. As of the disposal date, HX had net assets of $6,972. The total consideration received was $13,829, resulting in a gain on disposal of $6,857.

Recent Developments

Private Placement

On April 29, 2024, the Company entered into two private placement agreements (the “Private Placement Agreements”) with certain individual investors who are independent third parties (the “Investors”), pursuant to which the Company issued an aggregate of 660,000 shares of its common stock, par value $0.001 per share, at a price of $0.98 per share, for aggregate gross proceeds of approximately $646,800. The private placement closed on April 29, 2024, and the shares issued in the transaction were unregistered securities.

Supply Chian Development

On November 21, 2024, we signed a memorandum of understanding (the “MOU”) with Shenzhen Yingbin Brand Development Co., Ltd. (“Yingbin Brand”), to establish the foundation for a nationwide strategic collaboration between the two companies which aims to enhance the Company’s brand supply chain, product supply chain, and marketing supply chain services in China.

Company investment

On January 8, 2025, we entered into that certain securities purchase agreement (the “Agreement”) to purchase 3,750,000 shares of common stock, $0.001 par value per share (“Well Common Stock”), of Well Information Technology Corporation (“Well InfoTech”), a company incorporated in the State of Nevada, for a total cash consideration of USD $750,000 (the “Shares”). The Shares would constitute approximately 2.5% of the number of shares of Well Common Stock of Well InfoTech immediately prior to the issuance of such Shares.

Nasdaq Notification Letters

The Company received a notice dated April 9, 2025 from the Listings Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share of its common stock, par value $0.001 per share, was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq granted the Company 180 days, or until October 6, 2025, to regain compliance with the Minimum Bid Price Rule. In order to regain compliance, the closing bid price of the common stock must be at least $1 per share for a minimum of 10 consecutive business days during this 180-day period.

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Although the Company’s closing bid price had been above the minimum requirement for ten consecutive trading days prior to October 6, 2025, the Nasdaq determined that the Company had not regained compliance with the Minimum Bid Price Rule as of that date.

However, the Staff determined that the Company was eligible for an additional 180-day period, or until April 6, 2026, to regain compliance. The Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during this second compliance period, if necessary by effecting a reverse stock split. If at any time during this second 180-day period the closing bid price of the Company’s Common Stock is at least $1 per share for at least a minimum of 10 consecutive business days, the Staff have stated that they will provide written confirmation of compliance. If compliance cannot be demonstrated by April 6, 2026, the Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to a hearings panel.

On October 20, 2025, the Company received written notice of compliance from the Staff stating that for 20 consecutive business days, from September 22, 2025 through October 17, 2025, the closing bid price of the Company’s common stock has been at $1.00 per share or greater and accordingly, the Company regained compliance with Nasdaq Listing Rule 5550(a)(2). Nasdaq also informed the Company in the compliance notice that this matter was considered closed.

On December 2, 2025, the Company received a notice from the Staff notifying the Company that the minimum bid price per share of its common stock, par value $0.001 per share, was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq granted the Company 180 days, or until June 1, 2026, to regain compliance with the Minimum Bid Price Rule. In order to regain compliance, the closing bid price of the common stock must be at least $1 per share for a minimum of 10 consecutive business days during this 180-day period.

Our Corporate Structure

Notes:

* The Company has initiated the process of divesting its subsidiary, Shantou Yi Bai Yi Garment Co., Ltd. (“YBY”). The Company no longer exercises control over YBY and, accordingly, has excluded YBY from its consolidated financial statements since July 2024. Although the Company remains the registered shareholder of YBY, it intends to complete a formal divestiture to clarify legal ownership.

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PRC Limitation on Overseas Listing and Share Issuances

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into force on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5 of the Trial Administrative Measures (the “Guidance Rules”) on CSRC’s official website. The Trial Administrative Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. The Trial Administrative Measures, together with the Guidance Rules, impose requirements for the overseas securities offering and listing by domestic enterprises, and clarified and emphasized several aspects, which include, but are not limited to: (i) comprehensive determination of the “indirect overseas offering and listing by domestic companies of mainland China” in compliance with the principle of “substance over form” and, particularly, an issuer will be required to undertake the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year, is accounted for by domestic companies of mainland China, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) a negative list of types of issuers banned from listing or offering overseas, such as issuers under investigation for crimes or major violations of the law, or whose overseas offering and listing may endanger national security, or whose controlling shareholders have been convicted of bribery and corruption within the past three years; (iii) issuers’ compliance with foreign investment, network security, data security, and other national security laws, regulations and relevant provisions; (iv) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to competent overseas regulators, and report the offering upon the closing of its IPO, and obligation to file with the CSRC after it completes subsequent offerings in the same overseas market and to report to the CSRC on material events including change of control or voluntary or mandatory delisting of the issuer; and (v) the CSRC’s authority to fine both issuers and their relevant shareholders for failure to comply with the Trial Administrative Measures, including failure to comply with the filing procedures or filing with materials on false, misleading statements or material omissions.

The securities offering under this prospectus was completed prior to March 31, 2023, the effective date of the Trial Administrative Measures. In connection with such offering, and based on the PRC laws and regulations in effect at that time, we obtained a response from the CSRC, confirming that such offering did not require examination or approval by the CSRC. Accordingly, no filing with the CSRC was required in connection with that completed offering under the PRC regulatory regime then in effect. Following the effectiveness of the Trial Administrative Measures on March 31, 2023, issuers engaging in future overseas securities offerings or other capital markets activities may be subject to filing, reporting or other regulatory requirements with the CSRC. Although we believe we are in compliance with applicable PRC laws and regulations as of the date of this prospectus, we cannot assure you that we will not be required to complete additional filings or obtain approvals from PRC governmental authorities in connection with future offerings, or that any such filings or approvals will be obtained in a timely manner or at all.

On June 25, 2025, HSW had its business license revoked by the Dongguan Market Supervision and Administration Bureau due to HSW’s failure to engage in business activities at its registered address for more than six consecutive months. As confirmed by our PRC counsel, except for HSW, each of our PRC subsidiaries in operation holds and maintains a valid business license issued by the local market supervision and administration bureau, and has received all requisite permissions and approvals in order to conduct and operate our business. Based on our understanding of the PRC laws and regulations, our PRC businesses hold all the business licenses issued and approved from the relevant local authorities and other administrative license required by its business, and do not require any other permissions or approvals to operate their PRC business operations. As of the date of this report, except as disclosed in this prospectus, none of our PRC Subsidiaries has been denied or punished by relevant governmental authorities due to its business qualifications.

Transfers of Cash to and from our Subsidiaries

We (Addentax Group Corp.) are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through the operating companies established in the PRC, primarily Shenzhen Yingxi Industrial Chain Service Co., Ltd. (“YX”), our wholly owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China. As a result, although other means are available for us to obtain financing at the holding company level, Addentax’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC Subsidiaries. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Addentax. In addition, our PRC Subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

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Current PRC regulations permit our PRC Subsidiaries to pay dividends to us through Yingxi HK, our intermediate holding subsidiary in Hong Kong, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our PRC Subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Cash dividends, if any, on our common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on the distribution of dividends, through the WFOE, to Yingxi HK from our PRC Subsidiaries. As of the date hereof, none of our PRC Subsidiaries has distributed any dividends to Yingxi HK.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong enterprise must directly hold no less than 25% share ownership in the PRC enterprise during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our WFOE to its immediate holding company, Yingxi HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Yingxi HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to Yingxi HK.

As of the date hereof, we have had no transactions that involved the transfer of cash or assets throughout our corporate structure. The PRC Subsidiaries have not transferred cash or other assets to Addentax, including by way of dividends. However, to the extent cash in the business is in the PRC/Hong Kong or is in our PRC or Hong Kong subsidiaries, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on the ability of Addentax or Addentax’s subsidiaries to transfer cash. As a result, such funds may not be available to fund operations or for other use outside of the PRC or Hong Kong. Addentax does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity. We intend to retain most, if not all, of available funds and any future earnings after this offering to the development and growth of our business in China. As of the date hereof, no transfers, dividends, or distributions have been made to our investors. Further, our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submits it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

Holding Foreign Company Accountable Act

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB determines that it cannot inspect or investigate completely our auditor.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

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The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Our auditor, Pan-China Singapore PAC, the independent registered public accounting firm, is subject to PCAOB inspections. Pan-China Singapore PAC is headquartered in Singapore and there are no limitations in Singapore on PCAOB inspections. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. However, to the extent that our auditor’s work papers may, in the future, become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of our auditors’ work papers in China would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. As a result, our investors may be deprived of the benefits of the PCAOB’s oversight of our auditor through such inspections and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Common Stock to be materially and adversely affected.

On August 26, 2022, the PCAOB announced that it had signed the “Protocol” with the CSRC and the MOF, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022. It is possible that the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. The Holding Foreign Companies Accountable Act and related regulations currently previously did not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations.

Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such a future time, an exchange may determine to delist our securities.

Furthermore, on June 22, 2021, the U.S. Senate passed AHFCAA and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting or the cessation of trading of our Common Stock, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities.

Corporate Information

Addentax Group Corp. was incorporated in the State of Nevada on October 28, 2014. We have a fiscal year-end of March 31. Our principal executive offices are located at Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000 and our telephone number is +(86) 755 86961 405. We maintain a website at www.addentax.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders(1)(2):	Up to 57,520,505 of our common stock. These 57,520,505 shares of our common stock consist of (i) 16,437,309 PIPE Stock, (ii) 41,013,196 PIPE Warrant Stock, and (iii) 70,000 Placement Agent Warrant Stock.

Common stock outstanding prior to this offering(1)	11,715,348

Common stock outstanding immediately after this offering(1)(2)	32,291,946 (assuming (i) the exercise of all PIPE Warrants into an aggregate of 20,506,598 shares of common stock, and (iii) the exercise of the Placement Agent Warrants into an aggregate of 70,000 shares of common stock)

Use of proceeds:	All common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of the stock. However, we will receive proceeds from the exercise of the PIPE Warrants and the Placement Agent Warrants if they are exercised for cash. See “Use of Proceeds” beginning on page 14 of this prospectus for additional information.

Nasdaq Capital Market Symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “ATXG.”

Risk factors:	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 10 of this prospectus and the documents incorporated by reference in this prospectus.

Note:

(1) Unless otherwise noted, all share numbers presented in this prospectus give effect to our 1-for-10 reverse stock split, effective June 30, 2023, and applicable price-based anti-dilution adjustments and fractional shares were rounded up to the nearest whole share.

(2) The number of shares outstanding immediately after this offering assumes the exercise of the PIPE Warrants and the Placement Agent Warrants for cash. Shares issued upon prior conversions of the Notes are included in the number of shares outstanding prior to this offering.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference herein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to This Offering and our Common Stock

The issuances of our common stock to the selling stockholders or the placement agent upon exercise of Warrants, will cause dilution to our existing stockholders, and the sale of the shares of common stock acquired by the selling stockholders or the placement agent, or the perception that such sales may occur, could cause the price of our common stock to fall.

Depending on market liquidity at the time, issuances and any subsequent sales of our common stock may cause the trading price of our common stock to fall.

The 57,520,505 shares of our common stock being registered for resale by the selling stockholders consist of:

●	Up to 16,437,309 PIPE Stock, consisting of (i) 8,218,655 shares of common stock issuable upon the conversion of our Notes issued to the selling stockholders pursuant to the PIPE Securities Purchase Agreement, and (ii) 8,218,654 additional shares of common stock that we are required to register pursuant to a registration rights agreement between us and certain selling stockholders obligating us to register 200% of the maximum number of shares of common stock issuable upon conversion of the Notes;

●	Up to 41,013,196 PIPE Warrant Stock, consisting of (i) 20,506,598 shares of our common stock issuable upon the exercise of the PIPE Warrants, and (ii) 20,506,598 additional shares of common stock that we are required to register pursuant to a registration rights agreement between us and certain selling stockholders obligating us to register 200% of the maximum number of shares of common stock issuable upon exercise of the PIPE Warrant Stock; and

●	Up to 70,000 Placement Agent Warrant Stock issuable upon the exercise of the Placement Agent Warrants that were issued to the placement agent pursuant to the PIPE Placement Agency Agreement.

One of the Notes was redeemed in full in July 2023. The other Note was partially converted from time to time, resulting in the issuance of an aggregate of 7,685,177 shares of common stock, and matured on July 4, 2025. As of the date of this prospectus, the Notes are no longer outstanding or convertible. The PIPE Warrants and the Placement Agent Warrants have not been exercised as of the date of this prospectus. If and when the selling stockholders or placement agent exercise their warrants, as the case may be, after the selling stockholders or the placement agent has acquired the shares, the selling stockholders or the placement agent may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, issuances to the selling stockholders or the placement agent upon exercise of their warrants could result in substantial dilution to the interests of other holders of our common stock. Even though the current trading price is significantly below our IPO price, the selling stockholders or the placement agent may have an incentive to sell because they will still profit because of the lower price that they acquired their shares than the retail investors. Additionally, the issuance of a substantial number of shares of our common stock to the selling stockholders or the placement agent, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share paid to the selling stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of common stock under our share incentive programs.

We expect to require additional capital in the future in order to develop our business operations. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

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Future sales of substantial amounts of the shares of common stock by existing stockholders could adversely affect the price of our common stock.

If we or our existing stockholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our common stock in the public market, including the resale shares once issuable upon exercise of the PIPE Warrants and the Placement Agent Warrants, the market price of our common stock could decrease significantly. The perception in the public market that we or our stockholders might sell our common stock could also depress the market price of our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

The market price of our common stock may be subject to fluctuation and you could lose all or part of your investment.

Our common stock was first offered publicly in our IPO in August 2022 at a price of $5.00 per share, the market price of our common stock has fluctuated significantly. The market price of our common stock on the Nasdaq Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	variations in our actual and perceived operating results;

●	news regarding gains or losses of customers or partners by us or our competitors;

●	news regarding gains or losses of key personnel by us or our competitors;

●	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

●	changes in earnings estimates or buy/sell recommendations by financial analysts;

●	potential litigation;

●	the imposition of fines or penalties related to our activities in the PRC and failure to comply with applicable rules and regulations;

●	general market conditions or other developments affecting us or our industry; and

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

If we fail to regain compliance with Nasdaq’s minimum bid price requirement, our common stock may be delisted from Nasdaq, which could adversely affect the market price and liquidity of our common stock.

Our common stock is listed on the Nasdaq Capital Market, and we are required to comply with Nasdaq’s continued listing requirements, including the requirement that the closing bid price of our common stock be at least $1.00 per share. On December 2, 2025, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying us that the closing bid price of our common stock had been below $1.00 per share for 30 consecutive business days and that we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Nasdaq granted us a 180-day compliance period, until June 1, 2026, to regain compliance with the minimum bid price requirement. Please see “Prospectus Summary -Recent Developments - Nasdaq Notification Letters.”

There can be no assurance that we will be able to regain compliance with the minimum bid price requirement during this compliance period. If we do not regain compliance by June 1, 2026, Nasdaq may issue a notice of delisting of our common stock. Although we may be eligible to appeal a delisting determination to a Nasdaq hearings panel, there can be no assurance that any such appeal would be successful.

If our common stock were to be delisted from Nasdaq, our ability to raise additional capital could be adversely affected, and the liquidity and market price of our common stock could decline significantly. In addition, delisting could result in reduced analyst coverage, diminished investor interest, increased volatility, and limited availability of market quotations for our common stock. Any of these factors could make it more difficult for holders of our common stock, including the selling stockholders named in this prospectus, to sell their shares.

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PRIVATE PLACEMENT OF NOTES AND WARRANTS

On January 4, 2023, the Company entered into the PIPE Securities Purchase Agreement with the Purchasers, pursuant to which the Company received net proceeds of $15,000,000 in consideration of the issuance of:

●	Notes in the aggregate original principal amount of $16,666,666.66;

●	*PIPE Warrants to purchase up to 16,077,172 shares of our common stock of the Company until on or prior to 11:59 p.m. (New York time) on the five year anniversary of the closing date at an exercise price of $1.25 per share, subject to adjustment in accordance with their terms.

* The exercise price and number of shares issuable upon exercise of the PIPE Warrants have been adjusted pursuant to their terms to an exercise price of $0.98 per share and up to 20,506,598 shares of common stock as of the date of this prospectus, as described elsewhere in this prospectus.

Unless otherwise noted, all share numbers and warrant exercise prices presented in this prospectus give effect to our 1-for-10 reverse stock split, effective June 30, 2023, and applicable price-based anti-dilution adjustments and fractional shares were rounded up to the nearest whole share. The transactions contemplated under the PIPE Securities Purchase Agreement closed on January 4, 2023. The Company intended to use the proceeds from the issuance of the Notes and the PIPE Warrants for general corporate purposes.

The Notes bear interest at an interest rate of 5% per annum payable on each installment date commencing on the original date of issuance. If an Event of Default (as defined in the Notes) has occurred and is continuing, interest would accrue at the rate of 18% per annum, compounding monthly. The Notes are convertible into shares of our common stock, beginning after the original date of issuance at an initial conversion price of $12.50 per share. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of shares of our common stock, or securities convertible, exercisable or exchangeable for, shares of our common stock at a price below the then-applicable conversion price (subject to certain exceptions).

The PIPE Warrants contain provisions permitting cashless exercise subject to certain conditions.

The Notes and the PIPE Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the PIPE Warrants to the extent (but only to the extent) that, if after giving effect to such conversion or exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% the common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

On July 13, 2023, the Company entered into a Waiver and Ratification Agreement with one holder of the Notes, pursuant to which such holder redeemed its Note in full for $7.5 million and irrevocably waived any past, present or future claims under such Note. On July 3, 2024, the Company entered into an amendment with the holder of the other Note, pursuant to which the maturity date of such Note was extended to July 4, 2025. No other material terms were amended. The other Note was partially converted from time to time, resulting in the issuance of an aggregate of 7,685,177 shares of common stock, and matured on July 4, 2025. As of the date of this prospectus, the Notes are no longer outstanding or convertible.

The Company also entered into a Registration Rights Agreement to file with the SEC a Registration Statement covering the resale of all of the registrable securities under the Registration Rights Agreement.

The Notes rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the PIPE Securities Purchase Agreement), and are secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Subsidiary Guarantor (as defined in the Security and Pledge Agreement), as evidenced by (i) a security and pledge agreement to be entered into at closing (the “Security and Pledge Agreement”), (ii) account control agreements to be entered into at closing with respect to certain accounts described in the Note and the Security and Pledge Agreement, and (iii) a guaranty to be executed by certain subsidiaries of the Company (the “Guaranty”) pursuant to which each of them will guaranty the obligations of the Company under the Notes and the other transaction documents (as defined in the PIPE Securities Purchase Agreement).

Pursuant to the PIPE Securities Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all shares of our common stock issuable upon exercise of the PIPE Warrants and upon conversion of the Notes, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). The Stockholder Approval was obtained at the Company’s 2023 Annual Meeting of Stockholders on March 20, 2023.

Pursuant to an placement agency agreement dated January 4, 2023 between the Company and Univest Securities LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s placement agent in connection with the PIPE Securities Purchase Agreement and agreed to pay the Placement Agent (i) a cash fee equal to 7% of the gross proceeds raised by the Company from the sale of the securities at the closing of the offering to the Purchasers; (ii) an out-of-pocket expenses, including the reasonable fees and expenses of Placement Agent’s counsel and due diligence analysis; and (iii) the Placement Agent Warrant to purchase 5% of the aggregate number of conversion shares under the PIPE Securities Purchase Agreement. The Placement Agent Warrants contain provisions permitting cashless exercise subject to certain conditions and registration rights to file with the SEC a Registration Statement covering the resale of all of the Placement Agent Warrant shares.

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of Nevada on October 28, 2014. As a holding company with no material operations of our own, we conduct substantially all of our operations through our operating companies established in the PRC.

Hong Zhida, our Chief Executive Officer, President and Director, Hong Zhiwang, our Director, Huang Chao, our Chief Financial Officer, and Li Weilin, our Independent Director, reside in China and are Chinese citizens. Jiangping (Gary) Xiao and Alex P. Hamilton, our Independent Directors, reside in the United States and is a United States citizen. The majority of our directors’ and officers’ residence in China makes it difficult to enforce any judgments obtained from foreign courts against such persons compared to other non-U.S. jurisdictions.

Most of our assets are located in China, and substantially all of our assets are located outside of the United States. In addition, a majority of our directors and officers reside within China for a significant portion of the time and are PRC nationals. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to bring an action against us or against these individuals in the United States in the event that investors believe that their rights have been infringed under the U.S. federal securities laws or otherwise. Even if investors are successful in bringing an action of this kind, the laws of the U.S. and of China may render them unable to enforce a judgment against our assets or the assets of our directors and officers.

Hong Kong

There is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (i) the judgment is in personam; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

PRC

There is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between the PRC and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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USE OF PROCEEDS

All shares of common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we may receive proceeds from the exercise of the PIPE Warrants and the Placement Agent Warrants to the extent that they are exercised for cash. The PIPE Warrants and the Placement Agent Warrants, however, are also exercisable on a cashless basis under certain circumstances, in which case we would not receive any cash proceeds.

DESCRIPTION OF CAPITAL STOCK

General

We have authorized capital stock consisting of 250,000,000 shares of common stock, $0.001 par value per share.

As of the date of this prospectus, we have 11,715,348 shares of our common stock outstanding.

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATXG”.

Transfer Agent

The transfer agent for the common stock is Transfer Online, Inc. The transfer agent’s address is 512 SE Salmon St., Portland, OR 97214, and its telephone number is +1 (503) 227-2950.

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

The shares of common stock being offered by the selling stockholders include shares of common stock issued and/or issuable to the selling stockholders upon prior conversions of the Notes, as well as shares issuable upon exercise of the PIPE Warrants and the Placement Agent Warrants. For additional information regarding the issuance of the Notes, the PIPE Warrants and the Placement Agent Warrants, see “Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Notes and the PIPE Warrants issued pursuant to the PIPE Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. Beneficial ownership includes shares of common stock currently owned, as well as shares of common stock issuable upon exercise of the PIPE Warrants and the Placement Agent Warrants, in each case subject to applicable beneficial ownership limitations. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, PIPE Warrants, and Placement Agent Warrants as of January 7, 2026 assuming exercise of the PIPE Warrants and Placement Agent Warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the PIPE Warrants and Placement Agent Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Notes, PIPE Warrants and the Placement Agent Warrants, this prospectus generally covers the resale of the sum of (i) 200% of the maximum number of shares of common stock issuable upon conversion of the Notes), (ii) 200% of the maximum number of shares of common stock issuable upon exercise of the PIPE Warrants, and (iii) ) 100% of the maximum number of shares of common stock issuable upon exercise of the Placement Agent Warrants, in each case, determined as of the date this registration statement was initially filed, without regard to any limitations on conversion or exercise contained therein. Because the conversion price and alternate conversion price of the Notes and the exercise price of the PIPE Warrants and the Placement Agent Warrants may be adjusted, the number of shares that may be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Notes, the PIPE Warrants and the Placement Agent Warrants, a selling stockholder may not convert the Notes or exercise the PIPE Warrants and Placement Agent Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” Unless otherwise noted, all share numbers and warrant exercise prices presented in this prospectus give effect to our 1-for-10 reverse stock split, effective June 30, 2023, and applicable price-based anti-dilution adjustments, and fractional shares were rounded up to the nearest whole share.

	Shares Beneficially Owned Prior to Offering(4)(5)			Maximum Number of Shares		Number of Shares Owned after Offering
Name of Selling Stockholder	Number		Percent	to be Sold		Number		Percent
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (1)	615,200	(6)	4.99%	20,506,598	(8)	0	(9)	0%
HB Fund LLC (2)	615,200	(7)	4.99%	20,506,598	(8)	0	(9)	0%
Univest Securities LLC (3)	70,000		4.99%	70,000		0		0%

(1)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(2)	Hudson Bay Capital Management LP, the investment manager of HB Fund LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of HB Fund LLC and Sander Gerber disclaims beneficial ownership over these securities.

(3)	The Placement Agent.

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(4)	All of the PIPE Warrants that are exercisable for shares of common stock offered hereby contain certain beneficial ownership limitations, which provide that a holder of the PIPE Warrants will not have the right to exercise any portion of its warrants if the holder, together with its Attribution Parties (as defined in the form of the PIPE Warrants) would beneficially own in excess of the Maximum Percentage (as defined above) immediately after giving effect to such exercise.

(5)	Applicable percentage ownership is based on 11,715,348 shares of our common stock outstanding as of January 7, 2026, and based on 32,291,946 shares of our common stock outstanding after the offering.

(6)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of January 7, 2026, after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of January 7, 2026, this selling stockholder would beneficially own an aggregate of 10,253,299 shares of our common stock underlying the PIPE Warrant held by this selling stockholder, currently exercisable at an exercise price of $0.98 per share, all of which are being registered for resale under this prospectus. In July 2023, the Company entered into a Waiver and Ratification Agreement with Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, pursuant to which such holder redeemed its Note in full for $7.5 million and irrevocably waived any past, present or future claims under such Note.

(7)	This column lists the number of shares of our common stock beneficially owned by this selling stockholder as of January 7, 2026 after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of January 7, 2026, this selling stockholder would beneficially own an aggregate of 10,253,299 shares of our common stock underlying the PIPE Warrant held by this selling stockholder, currently exercisable at an exercise price of $0.98 per share, all of which are being registered for resale under this prospectus. The Note held by HB Fund LLC was partially converted from time to time, resulting in the issuance of an aggregate of 7,685,177 shares of common stock, and matured on July 4, 2025. As of the date of this prospectus, the Notes are no longer outstanding or convertible.

(8)	For purposes of calculating the maximum number of shares of common stock that may be sold pursuant to this prospectus, we have assumed, solely for registration purposes and without regard to any limitations on exercise, the exercise in full of the PIPE Warrants. In accordance with the Registration Rights Agreement, the number of shares registered hereby generally reflects up to 200% of the maximum number of shares of common stock issuable upon exercise of the PIPE Warrants.

(9)	Represents the amount of shares that will be held by this selling stockholder after completion of this offering based on the assumptions that (a) all commons stock underlying the PIPE Warrants registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common stock are acquired or sold by this selling stockholder prior to completion of this offering. However, this selling shareholder is not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus.

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Certain Relationships and Related Party Transactions

On January 4, 2023, we entered into the PIPE Securities Purchase Agreement, with the selling stockholders, pursuant to which we issued and sold to the selling stockholders up to 82,186,544 shares of our common stock upon the conversion of certain convertible notes held by the selling stockholders and up to 16,077,172 PIPE Warrants were issued (the “PIPE Offering”). Further, up to 700,000 Placement Agent Warrants were issued to the placement agent in connection to the PIPE Offering pursuant to the PIPE Placement Agency Agreement. The PIPE Warrants and the Placement Agent Warrants had an initial exercise price of $1.25 per share, pursuant to which the Company received gross proceeds of approximately $15 million, before deducting placement agent fees and other offering expenses. The PIPE Offering closed on January 4, 2023. The numbers of shares and warrant exercise prices described above reflect the terms of the PIPE Offering at the time of issuance and prior to any subsequent adjustments.

Under the terms of the Registration Rights Agreement and the PIPE Placement Agency Agreement, we were required to file this registration statement with respect to the registration of the resale by the selling stockholders of the common stock underlying the Notes, PIPE Warrants, and PIPE Placement Agency Warrants, as applicable, as of the 30th calendar day after the closing date of the PIPE Securities Purchase Agreement. We also agreed to use our best efforts to cause the registration statement to be declared effective within the time periods specified in those agreements and to keep the registration statement continuously effective until the selling stockholders have sold all of the securities covered thereby. The registration statement of which this prospectus forms a part was originally filed on January 25, 2023 and declared effective by the SEC on March 21, 2023. We are filing this post-effective amendment to update the registration statement and to include additional or revised information, as required under the federal securities laws and pursuant to our obligations under the Registration Rights Agreement and the PIPE Placement Agency Agreement.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the PIPE Warrants and the Placement Agent Warrants to permit the resale of these shares of common stock by the holders of the Notes, PIPE Warrants and Placement Agent Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any PIPE Warrants and Placement Agent Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will continue to bear all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, which were estimated at approximately $211,914 in total, including, without limitation, U.S. Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will continue to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

Pan-China Singapore PAC, an independent registered public accounting firm, has audited our financial statements as of and for the years ended March 31, 2025 and 2024 as set forth in their report.

The registered business address of Pan-China Singapore PAC is 80 South Bridge Road, #04-02, Golden Castle Building, Singapore 058710.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 8-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2025, filed with the SEC on August 14, 2025 and November 14, 2025;

●	our Current Report on Form 8-K, furnished to the SEC on July 2, 2025, August 11, 2025, October 7, 2025, October 14, 2025, October 20, 2025, December 4, 2025 and December 17, 2025; and

●	the description of our common stock contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on August 11, 2022.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Addentax Group Corp.

Kingkey 100, Block A, Room 4805

Luohu District, Shenzhen City, China 518000

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at www.sec.gov. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.addentax.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

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ADDENTAX GROUP CORP.

57,520,505 Shares of Common Stock

PROSPECTUS

The date of this prospectus is January 23, 2026